DISTRIBUTION AGREEMENT


     This Agreement is made this 7th day of December 1999, by and between INVESTORS RESEARCH FUND, INC., a Delaware Corporation (the "Corporation"), and FIRST FUND DISTRIBUTORS, INC., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H:

     WHEREAS, the Corporation is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"), with shares of common stock organized into a single series ( the "series" or "portfolio"), and it is in the interest of the Corporation to offer the shares of common stock of the series for sale continuously; and

     WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Corporation and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the shares of common stock of the Corporation (the "Shares");

     NOW, THEREFORE, the parties agree as follows:

          1. APPOINTMENT OF DISTRIBUTOR. The Corporation hereby appoints the Distributor as principal underwriter to sell and to arrange for the sale of the Shares, on the terms and for the period set forth in this Agreement and the other relevant documents referred to herein, and the Distributor hereby accepts such appointment and agrees to act hereunder directly and/or through the Corporation's transfer agent in the manner set forth in the Prospectuses (as defined below). It is understood and agreed that the services of the Distributor hereunder are not exclusive, and the Distributor may act as principal underwriter for the shares of any other registered investment company. It is further understood and agreed that the Corporation may at any time, suspend the sale of its shares.

          2. SERVICES AND DUTIES OF THE DISTRIBUTOR.

                    (a) The Distributor agrees to sell the Shares, as agent for the Corporation, from time to time during the term of this Agreement upon the terms described in a Prospectus. As used in this Agreement, the term "Prospectus" shall mean a prospectus and statement of additional information included as part of the Corporation's Registration Statement, as such prospectus and statement of additional information may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the registration statement most recently filed from time to time by the Corporation with the Securities and Exchange Commission ("SEC") and effective under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as such registration statement is amended by any amendments thereto at the time in effect. The Distributor shall not be obligated to sell any certain number of Shares.

                    (b) The Distributor shall hold itself available to receive orders, satisfactory to the Distributor, for the purchase of the Shares and shall accept such orders and shall transmit such orders and funds received by it in payment for such Shares as are so accepted to the Corporation's transfer agent or custodian, as appropriate, as promptly as practicable. The Distributor acknowledges and understands that orders may also be received through National Securities Clearing Corporation. Purchase orders shall be deemed accepted and shall be effective at the time and in the manner set forth in the series' Prospectuses. Any order may be rejected by the Corporation or Distributor in its reasonable discretion. The Distributor shall not make any short sales of Shares.

                    (c) The offering price of the Shares shall be the net asset value per share of the Shares, plus applicable sales charge, if any (determined as set forth in the Prospectuses). The Corporation shall furnish or cause its agent to furnish the Distributor, with all possible promptness, an advice of each computation of net asset value and offering price.

                    (d) The Distributor shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") for the sale of Shares, and shall use reasonable efforts to enter into such agreements with the selected dealers who have entered into similar agreements with the previous distributor of Shares. Shares shall be sold by such dealers only at the offering price of the Shares as set forth in the Prospectuses. The Distributor shall offer and sell Shares only through such selected dealers as are appropriately qualified and members in good standing of the NASD.

                    (e) The Distributor agrees to permit duly qualified persons nominated by the Corporation or its Investment Adviser to act as registered representative of the Distributor, as set forth in the attached schedule, subject to the approval by the Distributor and the NASD. Such approval will not be unreasonably withheld.

                    (f) The Distributor shall provide reports of sales of Shares to the Corporation at such times as the Corporation may reasonably request.

                    (g) The Corporation or its agents shall have the right, at the expense of the Corporation, to inspect the records of the Distributor with respect to sales of Shares upon request during normal business hours.

                    (h) Except as otherwise stated in this Agreement or in any other agreement between the Distributor and any other service provider to the Corporation, the Distributor shall pay all expenses incurred by it in performing its services hereunder.

                    (i)  The   Distributor   understands  and  agrees  that  the
Corporation does not intend to issue stock certificates evidencing the Shares to any shareholder unless requested by such shareholder.

          3. DUTIES OF THE CORPORATION.

                    (a) MAINTENANCE OF FEDERAL REGISTRATION. The Corporation has registered and shall, at its expense, take, from time to time, all necessary action and such steps, including payment of the related filing fees, as may be necessary to maintain registration of a sufficient number of Shares under the 1933 Act. The Corporation agrees to provide adequate numbers of authorized Shares under Delaware law for the purpose of the continuing offering of Shares. The Corporation also agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in a Registration Statement or Prospectus, or necessary in order that there may be no omission to state a material fact in the Registration Statement or Prospectus which omission would make the statements therein misleading

                    (b) MAINTENANCE OF "BLUE SKY" QUALIFICATIONS. The Corporation shall, at its expense, use its best efforts to qualify and maintain the qualification of an appropriate number of Shares for sale under the securities laws of such states as the Distributor and the Corporation may agree upon, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Corporation in such states; provided that the Corporation shall not be required to amend its Articles of Incorporation or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of the Shares in any state from the terms set forth in Prospectuses, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering and sale of the Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Corporation in connection with such qualifications.

                    (c) COPIES OF REPORTS AND PROSPECTUSES. The Corporation shall, at its expense, keep the Distributor fully informed with regard to its affairs and in connection therewith shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for its use, excluding copies for use in connection with distributions of shares.

          4. CONFORMITY WITH APPLICABLE LAW AND RULES. The Distributor agrees that in selling Shares hereunder it shall conform in all respects with the laws of the United States and of any state in which Shares may be offered, and with applicable rules and regulations of NASD Regulation.

          5. INDEPENDENT CONTRACTOR. In performing its duties hereunder, the Distributor shall be an independent contractor and neither the Distributor, nor any of its officers, directors, employees, or representatives, is or shall be an employee of the Corporation in the performance of the Distributor's duties hereunder. The Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

          6. INDEMNIFICATION.

                    (a) INDEMNIFICATION OF CORPORATION . The Distributor shall indemnify and hold harmless the Corporation and each of its present or former Directors, officers, employees, representatives and each person, if any, who controls or previously controlled the Corporation within the meaning of Section 15 of the 1933 Act, against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which the Corporation or any such person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any willful misfeasance, bad faith, negligence, gross negligence or reckless disregard of its duties and obligations under this Agreement by the Distributor or any of the Distributor's directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, shareholder report or other information covering Shares filed or made public by the Corporation, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Corporation by the Distributor. In no case (i) is the Distributor's indemnity in favor of the Corporation, or any other person indemnified hereunder, to be deemed to protect the Corporation or such other indemnified person against any liability to which the Corporation or such other person would otherwise be subject by reason of willful misfeasance, bad faith, negligence, or gross negligence in the performance of the Corporation's or such other person's duties or by reason of reckless disregard of the Corporation's or such other person's obligations and duties under this Agreement (as determined by a final judgement on the merits by a court of competent jurisdiction or, in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnified person did not engage in such conduct by a vote of a majority of a quorum of the Directors who are neither "interested persons" of the Corporation as defined in the 1940 Act nor parties to the proceeding, or an independent legal counsel in a written opinion) or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Corporation or any other person indemnified unless the Corporation or such other person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Corporation or upon such other person (or after the Corporation or such other person shall have received notice of such service on any designated agent). However, failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which the Distributor may have to the Corporation or any other person against whom such action is brought
(i) if any such failure did not result in any prejudice to the  Distributor,  or
(ii) otherwise than on account of the Distributor's indemnity agreement contained in this paragraph.

          The Distributor shall be entitled to participate, at its own expense, in the defense, or, if the Distributor so elects, to assume the defense, of any suit brought to enforce any such claim, but if the Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Distributor and reasonably satisfactory to the Corporation and to the other persons indemnified as defendant or defendants in the suit. In the event that the Distributor elects to assume the defense of any such suit and retain such legal counsel, the Corporation and the other persons indemnified as defendant or defendants in the suit shall bear the fees and expenses of any additional legal counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, the Distributor shall reimburse the Corporation and the other persons indemnified hereunder as defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them. The Distributor shall promptly notify the Corporation of the commencement of any litigation or other proceedings against it or any of its officers, employees or representatives in connection with the issue or sale of any Shares.

                    (b) INDEMNIFICATION OF THE DISTRIBUTOR. The Corporation shall indemnify and hold harmless the Distributor and each of its present or former directors, officers, employees, representatives and each person, if any, who controls or previously controlled the Distributor within the meaning of
Section 15 of the 1933 Act, against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which the Distributor or any such person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any willful misfeasance, bad faith, negligence, gross negligence or reckless disregard of its duties and obligations under this Agreement by the Corporation or any of the Corporation's Directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, shareholder report or other information covering Shares filed or made public by the Corporation, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with information furnished to the Corporation by the Distributor. In no case (i) is the Corporation's indemnity in favor of the Distributor, or any other person indemnified hereunder, to be deemed to protect the Distributor or such other indemnified person against any liability to which the Distributor or other such person would otherwise be subject by reason of willful misfeasance, bad faith, negligence or gross negligence in the performance of the Distributor or such other person's duties or by reason of reckless disregard of the Distributor or such other person's obligations and duties under this Agreement (as determined by a final judgement on the merits by a court of competent jurisdiction or, in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnified person did not engage in such conduct by a vote of a majority of a quorum of the Directors who are neither "interested persons" of the Corporation as defined in the 1940 Act nor parties to the proceeding, or an independent legal counsel in a written opinion) or (ii) is the Corporation to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or other person indemnified unless the Distributor, or such other person, as the case may be, shall have notified the Corporation in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or upon such other person (or after the Distributor or such other person shall have received notice of such service on any designated agent). However, failure to notify the Corporation of any such claim shall not relieve the Corporation from any liability which the Corporation may have to the Distributor or any other person against whom such action is brought otherwise than on account of the Corporation's indemnity agreement contained in this paragraph.

          The Corporation shall be entitled to participate, at its own expense, in the defense, or, if the Corporation so elects, to assume the defense, of any suit brought to enforce any such claim, but if the Corporation elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Corporation and reasonably satisfactory to the Distributor and to the persons indemnified as defendant or defendants, in the suit. In the event that the Corporation elects to assume the defense of any such suit and retain such legal counsel, the Distributor and the other persons indemnified hereunder as defendant or defendants in the suit shall bear the fees and expenses of any additional legal counsel retained by them. If the Corporation does not elect to assume the defense of any such suit, the Corporation shall reimburse the Distributor and the other persons indemnified, hereunder as defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them. The Corporation shall promptly notify the Distributor of the commencement of any litigation or other proceedings against it or any of its Directors, officers, employees or representatives in connection with the issue or sale of any Shares.

          7. AUTHORIZED REPRESENTATIONS. The Distributor is not authorized by the Corporation to give on behalf of the Corporation any information or to make on behalf of the Corporation any representations in connection with the sale of Shares other than the information and representations contained in a Registration Statement or Prospectus filed with the SEC under the 1933 Act and the 1940 Act, covering Shares, or contained in shareholder reports or other material that may be prepared by or on behalf of the Corporation for the Distributor's use. This shall not be construed to prevent the Distributor from preparing and distributing tombstone ads and sales literature or other material as it may deem appropriate, subject to the prior approval of an officer or officers of the Corporation not affiliated with the Distributor. No person other than the Distributor is authorized to act as principal underwriter (as such term is defined in the 1940 Act) for the Corporation.

          8. TERM OF AGREEMENT. The term of this Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect for a period of two years from the date first above written. Thereafter, this Agreement shall continue in effect from year to year, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually by (i) the Board of Directors or by vote of a majority of the outstanding voting securities of the Corporation and, (ii) by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of the Corporation who are not parties to this Agreement or interested persons of any such party. The Distributor shall furnish to the Corporation, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

          9. AMENDMENT OR ASSIGNMENT OF AGREEMENT. This Agreement constitutes the entire agreement between the parties. This Agreement may not be amended or assigned except with the written consent of both parties and as permitted by the 1940 Act, and this Agreement shall automatically and immediately terminate in the event of its assignment.

          10. TERMINATION OF AGREEMENT. This Agreement may be terminated by either party hereto, without the payment of any penalty, on not less than 30 days' prior notice in writing to the other party; provided, that in the case of termination by the Distributor, such action shall have been authorized by the chief executive officer of the Distributor, and in the case of termination by the Corporation such action shall have been authorized by resolution of a majority of the Directors of the Corporation who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Corporation.

          11. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

          This  Agreement  may  be  executed   simultaneously  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Nothing herein contained shall be deemed to require the Corporation to take any action contrary to its Articles of Incorporation or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Directors of the Corporation of responsibility for and control of the conduct of the affairs of the Corporation.

          12. DEFINITION OF TERMS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities", "interested persons," "assignment," and "affiliated person," as used in Paragraphs 8, 9 and 10 hereof, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

          13. COMPLIANCE WITH SECURITIES LAWS. The Corporation represents that it is registered as an open-end management investment company under the 1940 Act, and agrees that it will comply with all the provisions of the 1940 Act and of the rules and regulations thereunder. The Corporation and the Distributor each agree to comply with all of the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of Section 4(d), all applicable "Blue Sky" laws, and of the rules and regulations thereunder. The Distributor represents that it is duly registered as a broker-dealer under the 1934 Act and is a member in good standing of the NASD, and agrees to comply with all of the applicable terms and provisions of the 1934 Act, and of the rules and regulations thereunder.

          14. NOTICES. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered or certified mail, postage prepaid, to the Distributor at 4455 E. Camelback Road., Suite 261E, Phoenix, AZ 85018 or to the Corporation at (need address).

          15. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to principles of conflicts of law, subject to the federal and state securities laws referred to in Section 13 thereof.


                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the date first written above.

                                       INVESTORS RESEARCH FUND, INC.

                                       By /s/ Glenn C. Weirick
                                          -------------------------------------
                                          Glenn C. Weirick, President


                                       FIRST FUND DISTRIBUTORS, INC.

                                       By /s/ Eric M.Banhazl
                                          -------------------------------------
                                          Eric M. Banhazl, Vice Presdient

                 WESTCAP INVESTORS/INVESTORS RESEARCH FUND, INC.

           MUTUAL FUND ADMINISTRATION AND DISTRIBUTOR TRANSITION PLAN


DISTRIBUTOR SERVICES AND DUTIES PROVIDED BY FIRST FUND DISTRIBUTORS, INC.
(Once the Fund's contract with the previous distributor is terminated, we will become the fund's distributor.)

MAINTAIN   BROKER-DEALER   REGISTRATION  IN  NASDR  AND  ALL   STATE/TERRITORIAL
JURISDICTIONS.

*    File FOCUS and other reports with NASDR/SEC.

*    File Financial Statements and other forms as required by states.

REGISTRATION OF REPRESENTATIVES

* Register individuals as representatives with NASDR and states through Central. Registration Depository ("CRD").

* Develop and administer both firm and regulatory element of Continuing Education Program for Registered Reps.

SUPERVISION

*    Conduct  compliance   meeting--formal   annual  meeting  plus  supplemental
     meetings, if and as needed.

*    Provide updating memos to registered reps through firm element of CEP.

ADVERTISING/SALES LITERATURE

* Review and file all advertising, sales literature and other public communications with the public with NASDR Advertising Department.

* Review and comment on any "dealer only" or other limited distribution materials.

* Respond to any comments and negotiate revisions with respect to NASDR Advertising Department review.

PAYMENT PROCESS

* Oversee process by which sales loads and asset-based sales charges are paid to dealers.

* Liaison with transfer agent, other providers to monitor payment timeliness and accuracy.

CLIENT MARKETING AND DISTRIBUTION STRATEGY SERVICES

*    Review firm background and core business strategies.

*    Examine existing core business relationships for strengths and weaknesses.

* Review current marketing and distribution efforts/plans for the firm and for the Fund(s).

*    Compile detailed marketing strategy document with recommendations.

*    Assist with establishing supermarket and brokerage participation.

* Plan execution and project management of sales literature development available.

                 WESTCAP INVESTORS/INVESTORS RESEARCH FUND, INC.

BROKER/DEALER  FEES:


                    $5,000* One time usage fee. Broker/Dealer is registered in all 50 states.

                    $1,000* Annual maintenance fee (up to 3 reps).$250 per rep thereafter, commencing in year two.


     *To be paid by Westcap Investors LLC, the Corporation's Investment Adviser.